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                                                                    Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Amendment No. 7 to Registration Statement on Form S-1 of our report dated March 21, 2002 relating to the combined financial statements of MarkWest Hydrocarbon Midstream Business, and our reports dated January 28, 2002 relating to the balance sheet of MarkWest Energy Partners, L.P. and the balance sheet of MarkWest Energy GP, L.L.C., which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Denver, Colorado
May 15, 2002